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                                                           EXHIBIT 10.2

     EMPLOYMENT AGREEMENT (the "Agreement"), dated as of May 19, 1999, and effective as of May 25, 1999, between Trans World Airlines, Inc. ("Company"), and William F. Compton ("Executive");

     WHEREAS, the Executive currently serves as the Chief Operating Officer and President of the Company, and is a member of the Board of Directors of the Company; and

     WHEREAS, the Executive will continue to be a member of the Board of Directors of the Company but, effective as of May 25, 1999, will no longer be the Chief Operating Officer of the Company; and

     WHEREAS, the Company desires to employ and the Executive has accepted a position as Chief Executive Officer ("CEO") and President of the Company, effective as of May 25, 1999; and

     WHEREAS, the parties desire to set forth the entirety of their agreements and understandings;

     NOW, THEREFORE, in consideration of the mutual promises contained herein the parties agree as follows:

     1.   Employment.  The Company hereby employs the Executive to
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render the services hereinafter described and the Executive hereby accepts such employment and agrees to render such services, upon and subject to the terms and conditions described in this Agreement; provided, however, the Executive is currently a Company employee serving
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as (among other capacities) a pilot whose terms of employment are subject to a collective bargaining agreement between the Company and the Air Line Pilots Association ("ALPA Contract"). At such time as the Executive ceases to serve as or is terminated pursuant to the terms of this Agreement from his position as CEO and President or in such other executive positions to which he might be assigned pursuant to the terms of this Agreement, the Executive reserves the right to return to service with the Company as a pilot subject to the terms of the ALPA Contract.

     2.   Term.  The Executive's employment hereunder will begin upon
          ----
the effective date of this Agreement and will continue until May 24, 2002, unless earlier terminated at any time by Company or Executive with or without cause.

     3.   Duties.
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          (a)  The Executive will serve at the pleasure of the Board of Directors of the Company as CEO and President and will perform such executive, advisory and/or administrative and managerial assignments and duties as reasonably may be assigned to the Executive from time to time by the Board of Directors of the Company in light of his position as the CEO and



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President of the Company.  The Executive will carry out and perform all such duties and assignments and all directions of the Board of Directors of the Company and will report directly and exclusively to the Board of Directors of the Company and to the Chairman of that Board. The Executive also will comply with and carry out all rules and policies of the Company, and will serve, without additional compensation, as an officer and/or director or any subsidiary, affiliated or related corporation or business, or of any company in which Company may hold any interest.

          (b) The Executive will, on an exclusive basis, devote his full time during normal business hours to the business and affairs of the Company and use his best efforts to promote the interests of the Company and to perform faithfully and efficiently the responsibilities assigned to the Executive in accordance with the terms of this Agreement; provided, however, that the Executive may during normal
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business hours perform such duties as a pilot-in-command of TWA aircraft to the extent necessary to satisfy all applicable requirements for the Executive to maintain a valid air line pilot's competency certificate. Without limiting the foregoing, to the extent it does not impede his ability to perform his duties and responsibilities as CEO and President, the Executive may serve on one or more civic or educational boards during the term of this Agreement, including, without limitation, continued service on the boards of RCGA and Webster University. The Executive will be permitted to serve during the term of this Agreement as a director of one other corporation, subject to the prior written approval of the Board of Directors of the Company or the Executive Committee thereof, which approval will not be unreasonably withheld.

     4.   Compensation and Other Terms of Employment.  During the
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period in which the Executive is employed by Company as CEO and
President, the Executive will receive the following:

          (a)  Salary.  The Executive will be paid an annual rate of
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$500,000 on a regular basis, not less frequently than one time per month, on a regular Company pay day. This rate of pay ("Base Salary") is subject to increase but not decrease from time to time, and will be reviewed on a regular basis. All such payments will be subject to withholding for taxes and amounts owed by the Company, if any. $22,000 of such Base Salary (or such higher maximum amount as from time to time may be permitted by law) will be paid by the Company into the Pilots defined contribution plan, the "Directed Account Plan."

          (b)  Stock Incentive Plan.  The Executive continues to be
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eligible to participate in the Company's Key Employee Stock Incentive
Plan ("KESIP"). The Executive's current stock option grants are for 35,000 shares granted on March 22, 1999 in anticipation of his employment under this Agreement and for 75,000 shares granted in January 1999, subject in each case to the terms and conditions (including as to vesting) set forth in each KESIP Agreement between the Executive and the Company. The exercise price of such options will be the Fair Market Value, as that term is defined in the KESIP, of the Company's common stock as of the option grant date. To the extent that there is any inconsistency between the terms and conditions of this Agreement and those of the KESIP, the terms and conditions of this Agreement will control.

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          (c) Management Annual Incentive Plan.  The Executive will
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participate in the Management Annual Incentive Plan ("MAIP") in
accordance with its terms. The MAIP will be the exclusive Company bonus program in which the Executive will participate. The Executive promptly will present the applicable committee of the Company's Board of Directors with written proposals for CEO goals and objectives for the years falling within the term of this Agreement, and the applicable committee of the Company's Board of Directors and the Executive will work in good faith to agree upon mutually acceptable goals and objectives.

          (d)  Change of Control Agreement.  The Executive is party to
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a "change-of-control" agreement with the Company dated as of November 1,
1997 ("COC Agreement"). The COC Agreement will remain in full force and effect as if it were an amendment to this Agreement instead of an amendment to the employment agreement between the Executive and the Company dated as of March 27, 1997.

          (e)  Passes.  The Executive and eligible family members will
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be entitled to card-type Class A "term" passes on the Company's routes worldwide during the period of time that the Executive is employed by the Company; provided, however, that nothing contained herein will in
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any way alter any additional rights which the Executive may have been provided by virtue of the Executive's service as a member of the Company's Board of Directors.

          (f)  Medical, Dental, Insurance and Accident Insurance.  (i)
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The Executive and his eligible dependents will be eligible to participate in the Company-paid comprehensive Medical and Dental Plan and the Travel Accident Insurance Program offered by the Company, on the same terms and conditions applicable to other officers then serving as the same level as the Executive. (ii) The Executive will be eligible for coverage under the Company's Group Term Life Insurance Plan under which the Company currently provides Basic Life Insurance of $50,000 at no cost to the Executive. Assuming that the Executive is insurable at standard rates, the Executive will also have the option to purchase Additional Group Life Insurance in an amount up to three times the Executive's Base Salary, less the Basic $50,000 coverage. The monthly cost of this Additional Life Insurance is currently $4.50 per $10,000 and such monthly cost may increase from time-to-time. (iii) The Executive will be eligible to participate in the Company's Voluntary Personal Accident Insurance Plan. The maximum coverage for this plan is currently $200,000 at a monthly cost of $7.20 and such monthly cost may increase from time-to-time. (iv) The Executive will be covered for Long-Term Disability protection pursuant to plan provisions at standard rates and subject to standard conditions. (v) So long as permitted under the rules of eligibility for the ALPA Contract, the Executive will continue to be eligible for participation on the same terms and conditions applicable to pilots under the ALPA Contract in the Retirement Plan for Pilots (the "A" Plan), the Directed Account Plan and the Section 401(k) Plan for Pilots. (vi) So long as permitted under the rules of eligibility for the ALPA Contract, the Executive will continue to be eligible to participate in the Pilot Mutual Aid Loss of License Plan. Nothing herein will be construed to prevent the Company from amending or altering any such plans or programs set forth herein in sections (i) to (iv) so long as the Executive continues to have the opportunity to receive in the aggregate benefits at a level no less favorable than those provided to other executive officers of the Company. Nothing herein will be construed to reduce the Executive's rights under the ALPA Contract.

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     5.   Board Seat.  The Executive will continue to be appointed to
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serve as a member of the Company's Board of Directors as of the effective date of this Agreement, subject to the Executive's election (and reelection during the term of this Agreement) to the Board of Directors by the shareholders of the Company. The Company will take all necessary actions to nominate the Executive to serve on the Board of Directors of the Company during the term of this Agreement

     6.   Vacation.  The Executive will be eligible for four (4) weeks
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vacation per annum.

     7.   Termination of Employment.
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          (a)  Death/Permanent Disability.  This Agreement will
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terminate automatically upon the Executive's death and/or permanent disability. All benefits and compensation then accrued hereunder, and under any related plans, will be paid when due to the Executive's beneficiaries or legal representatives, as appropriate.

          (b)  Termination Without Cause.  The Company will have the
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right to terminate the Executive's employment without cause at any time during the term of this Agreement on thirty (30) calendar days' notice. In such event the Company will pay to the Executive one (1) year's Base Salary (the "severance payment") plus, in accordance with Company policy, any earned, unpaid salary, granted but unpaid bonus, earned unused vacation accrued from the calendar year(s) prior to the calendar year in which the Executive's employment is terminated ("earned unused vacation") and current earned unused vacation for the calendar year in which the Executive's employment is terminated pro rated by month as of the month in which the effective date of the Executive's termination occurs ("current earned unused vacation"). If the Executive returns to service as a pilot for the Company after termination pursuant to this
Section 7(b), he will receive the severance payment and will also be compensated as and receive the benefits of a pilot (less any vacation the Executive has already used or been compensated for in a given year in his capacity as CEO and President) under the then current ALPA Contract. Such payment (other than earned unpaid salary, earned unused vacation and current earned unused vacation, which will be paid in a single lump sum) may be made at the Company's option in a single lump sum or in equal installments payable over up to a twelve month period ("installment period"). Payments made during the installment period will be made from the active payroll. The Company will have no further obligation to the Executive under this Agreement and the Executive accepts the Company's agreement and obligation to make such payments in full satisfaction of all claims against the Company.

          (c)  Termination For Cause.  The Company will have the right
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to terminate the Executive's employment at any time and without advance notice for Cause. For the purposes of this Agreement, "Cause" will mean that (i) the Executive is convicted of or engages in conduct which constitutes a felony, or a misdemeanor involving moral turpitude; or
(ii) the Executive is found by the Company's Board of Directors to have willfully engaged in conduct which is demonstrably and materially injurious to the Company; or (iii) the Executive is found by the Company's Board of Directors to have failed or refused to in any material respect to competently

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perform his duties and responsibilities (after notice and opportunity to cure if such material failure or refusal can be cured); or (iv) the Executive has breached his duty of loyalty to, or committed any act of fraud, theft or dishonesty against or involving, the Company or any of its affiliated companies; or (v) the Executive has breached any provision of this Agreement. If the Executive's employment is terminated for Cause, the Company will pay the Executive his earned, unpaid salary and granted but unpaid bonus through the date of such termination at the rate in effect at the time of such termination and any earned unused vacation and current earned unused vacation through the effective date of such termination. Upon the making of such payment, the Company will have no further obligation to the Executive under this Agreement. In the event that the Executive's employment as CEO and President is terminated in accordance with the immediately preceding sentence, to the extent he remains qualified and eligible the Executive will have the right to return to service as a pilot for the Company and if the Executive elects to return to service as a pilot for the Company, only earned, unpaid salary will be paid to the Executive; earned unused vacation and current earned unused vacation will be available for use by the Executive in the calendar year in which the termination of Executive's employment as CEO and President is effective.

          (d)  Termination by the Executive.  If the Executive
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voluntarily terminates his employment, the Executive must give the
Company sixty (60) calendar days' advance notice in writing. If the Executive fails to do so, the Executive will not be entitled to any accrued rights and benefits to which the Executive might be entitled under this or any related agreement including but not limited to each KESIP Agreement between the Executive and the Company and the Company will have no further obligation to the Executive except for unpaid salary earned by the Executive up to and including the effective date of such termination.

     Upon termination of employment and otherwise upon demand, the Executive will turn over to Company all Company property and documents and all computer passwords, and will (after copying the same to 3.5 inch disks, returning the disks to the Company and receiving confirmation from the Company that such data are retrievable in good form) delete all Company information from any computer which is not Company property. Upon termination, all benefits and compensation ceases except as described above.

     8.   Termination Obligations.  The Executive agrees that during
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his employment hereunder or as a pilot for the Company and following termination of his employment hereunder or as a pilot (which periods will be tolled for the duration of the Executive's service as a pilot if he returns to such position and reimposed in full upon the termination of such service):

          (a) he will not during his employment and for a period of two (2) years following the effective date of his termination, directly or indirectly solicit (or assist or encourage the solicitation of) any employee of the Company or any of its subsidiaries or affiliated companies or anyone who was so employed at any time within twelve (12) months prior to termination of the Executive's employment by the Company to be employed by the Executive or by any entity in which the Executive owns or expects to own any equity interest in excess of five
(5) percent of any class of the outstanding securities thereof, or by any entity by which the Executive is employed or for which the Executive serves or expects to serve in any capacity; nor (after his

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employment ends and during such two (2) year period) encourage or induce any Company employee to terminate his or her Company employment. For the purposes of this paragraph, the term "solicit" will mean any contact by the Executive with or providing information to others who may be expected to contact any employees of the Company or of any of its subsidiaries or affiliated companies regarding their employment status, job satisfaction, interest in seeking employment with the Executive, with any person affiliated with the Executive or by whom the Executive is employed but will not include print advertising for personnel or responding to any unsolicited request for a personal recommendation for or evaluation of a Company employee or an employee of any of the Company's subsidiaries or affiliated companies.

          (b) he will hold forever hereafter in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge and data relating to the Company or any of its subsidiaries or affiliated companies, including but not limited to commercial, operational, marketing, pricing, or financial information including costs, strategies, forecasts or trade secrets, acquisition strategies or candidates or personnel acquisition plans ("confidential information") which will have been obtained by the Executive during or by reason of his employment by the Company or by any of its subsidiaries or affiliated companies and which will not be public knowledge. During and after the end of the term of employment, the Executive will not, without the prior written consent of the Company or unless required to do so by reason of a court order or subpoena (in which case the Executive will give Company prompt notice of any such other subpoena or order, or request therefore, so as to provide Company the maximum opportunity to contest the same), communicate or divulge any such confidential information to anyone other than the Company or those designated by it, except that while employed by the Company in the business of and for the benefit of the Company the Executive may provide confidential information as appropriate to those persons who in the Executive's judgment have a need to know such confidential information.

          (c) he will not for a period of two years following the effective date of his termination discuss or disclose to the media or Company personnel the circumstances or terms of his termination of employment.

          (d) he will not publicly disparage or denigrate the Company or any of its officers, directors or practices.

     To the extent that any covenant or agreement contained in this
Section 8 is determined by a Court to be invalid or unenforceable in any respect or to any extent, the covenant or agreement will not be rendered void, but instead will be automatically amended to such lesser scope or to such lesser extent as will grant the Company the maximum restriction on the Executive's conduct and activities permitted by applicable law in such circumstances.

     9.   No Assignment.  This Agreement is personal to the Executive
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and without the Company's prior written consent it will not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable by the legal representatives of the Executive's estate, and otherwise is freely assignable by the Company.

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     10.  Assistance.  For a period of three (3) years following
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termination of employment as CEO and President (including if the
Executive returns to service as a pilot for the Company), the Executive will, upon reasonable notice, make himself available for consultation with Company counsel, to meet with Company counsel and prepare to testify as a witness or deponent, and to testify as a witness at a trial, deposition or proceeding, concerning any legal matter involving or affecting the Company. The Company will pay for all reasonable and necessary out of pocket travel and telephone costs and expense incurred by the Executive in connection with any such activity.

     11.  Expenses.  The Executive will receive reimbursement from the
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Company for all reasonable out-of-pocket expenses for any business travel and business expenses incurred in the performance of his duties under this Agreement, in accordance with the expense reimbursement policies of the Company from time-to-time in effect.

     12.  Miscellaneous.
          -------------

          (a) This Agreement will be governed by and be construed in accordance with the internal laws of the State of Missouri, without reference to principles of conflicts of laws. The captions of this Agreement are not part of the provisions hereof and will have no force or effect.

          (b) Neither this Agreement nor any of its terms may be amended, waived, added to or modified other than by written agreement executed by the parties hereto or their respective successors and legal representatives.

          (c) All notices and other communications hereunder will be in writing and will be given by hand delivery to the other party or by regular or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


                    If to the Executive:

                    Mr. William F. Compton
                    1606 Horseshoe Ridge
                    Chesterfield, Missouri 63005

                    with a copy to:

                    Linda E. Rappaport, Esq.
                    Shearman & Sterling
                    599 Lexington Avenue
                    New York, New York 10022

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                    If to the Company:

                    Trans World Airlines, Inc.
                    One City Centre
                    515 North 6th Street
                    St. Louis, Missouri  63101
                    Attn:  General Counsel

                    with a copy to:

                    Christopher P. Davis, Esq.
                    Kleinberg, Kaplan, Wolff & Cohen, P.C.
                    551 Fifth Avenue, 18th Floor
                    New York, New York 10176

or to such other address as either party will have furnished to the other in writing in accordance herewith. Notice and communications will be effective when actually received by the addressee.

          (d) The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

          (e) This Agreement contains the entire understanding between the parties concerning the subject matter hereof and supersedes all prior agreements (including the Employment Agreement dated as of March 27, 1997, which is hereby superceded and cancelled as of the effective date of this Agreement), understandings, discussions, negotiations and undertakings, whether written or oral, among the parties with respect thereto. The terms of any employee manual, handbook, or any policy of the Company, will not modify, alter, or invalidate any term of this Agreement nor alter the Employee's at will status, and in case of any conflict between a term of this Agreement and any such policy, handbook or manual, the terms of this Agreement control, except for benefit plans and stock option awards described herein (to the extent not otherwise provided in this Agreement).

          (f) The Executive represents that he is not a party to any agreement, or under any legal obligation, which could preclude or in any way impair Executive's performance of the Executive's duties for the Company. The Executive has not provided, and will not provide, to Company any trade secret of another person whose secrecy he is obligated to maintain.

          (g) Notwithstanding any provision hereof to the contrary, nothing in this Agreement will be deemed to entitle the Executive to employment beyond the term hereof.

          (h) In the event of a dispute under this Agreement between the Company and the Executive, the Company will advance to the Executive all the Executive's reasonable legal fees and costs, subject to the Executive's obligation to repay such amounts to the extent the Company prevails in such dispute.

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          (i)  All reasonable legal fees and costs incurred by the
Executive in negotiating this Agreement will be paid for by the Company upon submission to the Company of reasonable and customary invoices from the Executive or the Executive's legal representatives.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed in its corporate name, and the Executive has hereunto set his hand, all as of the day and year first above written.



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     William F. Compton


  TRANS WORLD AIRLINES, INC.


By:
   ---------------------------
     Name:
     Title:

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